PRISM SOFTWARE CORPORATION
                           CONVERTIBLE PROMISSORY NOTE

$__________                                              Lake Forest, California

                                                           ___________ ___, 2000

         FOR VALUE RECEIVED, the undersigned, Prism Software Corporation, a Delaware corporation ("Maker"), promises to pay to the order of ____________________ ("Payee"), at such place as Payee may from time to time designate, the principal sum of ____________________ Dollars ($__________), with interest on the principal balance from time to time owing at the rate of 8% per annum, all principal and interest due and payable one year from the date of this Note.

         Interest not paid when due shall thereafter bear like interest as the principal, but unpaid interest so compounded shall not exceed the maximum rate permitted by law.

         1. PREPAYMENT. Maker may prepay all or any portion of the principal balance of this Note, plus accrued interest, at any time without premium or penalty. Any such payment shall be credited first to interest then due and the remainder to principal.

         2. USURY LIMITATION. In no event shall the interest rate payable pursuant to this Note be higher than permitted by applicable law.

         3. DEFAULT AND ACCELERATION. Upon the occurrence of any Event of Default (as defined below), this Note shall be in default and Payee shall have the right, at Payee's sole option, to declare all amounts owed under this Note immediately due and payable. Each of the following is an "Event of Default": (a) the failure of Maker to pay any portion of principal or interest when due, which failure is not cured within three calendar days after written notice, (b) the entry of a decree or order for relief in respect of Maker under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, trustee, or custodian of Maker or for any substantial part of Maker's property, which decree or order is not stayed or set aside within 60 days thereafter, or (c) the filing by Maker of a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the consent by Maker to the institution of proceedings thereunder or to the appointment of a receiver, trustee or custodian.

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4. CONVERSION RIGHT.

                  (a) CONVERSION ON DEFAULT. In the event Maker defaults under this Note, then Payee may thereafter from time to time convert all or any portion of the unpaid principal balance of this Note, and any accrued interest, into shares of the Company's common stock ("Common Stock") at a price of $ .05 per share (the "Conversion Price"). The Conversion Price is subject to adjustment as set forth below.

                  (b) MECHANICS OF CONVERSION. Conversion shall be effected by giving the Company written notice at its principal executive office of the election to convert (the "Conversion Notice") and by delivering this Note to such office for endorsement by the Company to reflect the principal amount converted to shares of Common Stock. The Conversion Notice shall state the name or names of the parties to whom the certificate or certificates for shares of common stock should be issued and the address to which the certificates are to be sent. As soon as practicable thereafter, the Company shall issue and deliver to Payee at the address or addresses designated in the Conversion Notice the certificate or certificates for the number of shares of common stock to which such parties are entitled. At its election, the Company may issue fractional shares or, in lieu thereof, make a cash payment to Payee in an amount equal to the number of fractional shares to be issued multiplied by the then fair market value of one share of the Company's Common Stock as determined in good faith by the Company's Board of Directors. Conversion shall be deemed to have occurred on the close of business on the date the Conversion Notice and this Note are received by the Company.

                  (c) CONVERSION PRICE. In order to prevent dilution of the conversion rights granted under this Note, the Conversion Price will be subject to adjustment from time to time as follows:

                           (i) If the Company at any time subdivides (by any
stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price will be proportionately reduced, and if the Company at any time combines (by reverse stock split, or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price will be proportionately increased.

                           (ii) If any capital reorganization, reclassification,
consolidation or merger or any sale of substantially all of the Company's assets (collectively, the "Corporate Transactions") is effected in such a way that the holders of Common Stock become entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition to such Corporate Transaction, lawful and adequate provision will be made whereby the Payee will thereafter have the right to acquire and receive in lieu in shares of Common Stock, such shares, securities or assets as would have been issuable to the Payee if it had converted the principal amount of this Note immediately prior to such Corporate Transaction.

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         5. ATTORNEYS' FEES. In the event any judicial proceedings are instituted to enforce or interpret the rights and obligations of the Company and the Lender under this Note, the prevailing party in such proceeding shall be entitled to reasonable attorneys' fees and costs, as well as related costs of collection and appeal.

         6. GOVERNING LAW. This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California, without regard to any choice of law or conflict of law provisions thereof.

         7. SEVERABILITY. Should any provision of this Note be declared or be determined by any court to be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Note, and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         8. WAIVER OF PROTEST. Maker hereby waives presentment, demand for payment, notice of presentment, notice of dishonor, protest and demand.

         9. WAIVERS. None of the provisions of this Note and none of Payee's rights or remedies on account of any past or future defaults shall be deemed to have been waived by Payee's acceptance of any past due payment or by any other indulgence granted by Payee to Maker.

                                                Prism Software Corporation

                                                By ____________________
                                                   Ted Daniels, President/CEO

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